SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2003

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

(a)

On August 1, 2003, InSight Health Corp., a Delaware corporation and a wholly owned subsidiary of InSight Health Services Holdings Corp., a Delaware corporation (“Registrant”), acquired a majority of the assets of the mobile imaging business owned by CDL Medical Technologies, Inc. (“Seller”) which operates in nine (9) of the Eastern United States (the “CDL Assets”), pursuant to an Asset Purchase Agreement dated June 19, 2003 (“Purchase Agreement”).  The CDL Assets acquired by Registrant under the Purchase Agreement consist of certain tangible and intangible assets, including 14 magnetic resonance imaging (“MRI”), four (4) positron emission tomography (“PET”), three (3) computed tomography (“CT”) and one lithotripsy unit, customer service agreements and other agreements held by Seller in connection with providing mobile diagnostic imaging services in Pennsylvania, Ohio, Maryland, New Jersey, Michigan, Indiana, Connecticut, West Virginia and Virginia.

The aggregate purchase price for the CDL Assets was approximately $48.5 million and was determined based upon arm’s-length negotiations.  The purchase price was paid entirely in cash and is subject to certain post-closing adjustments.  Registrant utilized part of its existing credit facilities with Bank of America, N.A. and a syndication of other lenders to fund the purchase price.

(b)

The CDL Assets, when owned by Seller, provided mobile diagnostic imaging services, including MRI, CT, and PET services.  Seller’s retained business will continue to provide mobile ultrasound and nuclear medicine services. The acquisition by Registrant of the CDL Assets will expand its existing business in the Mid-Atlantic region.  Registrant provides diagnostic imaging and information, treatment and related management services to managed care, hospitals and other contractual customers in 30 states, including five major U.S. markets.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

It is impractical to file with this report the financial statements required by this Item.  Audited financial statements of CDL Medical Technologies, Inc. and Subsidiary required by this Item will be included in an amendment to this report to be filed within 60 days after the date this report is filed with the Securities and Exchange Commission (“SEC”).

(b) Pro forma financial information (unaudited).

It is impractical to file with this report the pro forma financial information required by this Item.  Pro forma financial information required by this Item will be included in an amendment to this report to be filed within 60 days after the date this report is filed with the SEC.

(c) Exhibits.

	2.1	Asset Purchase Agreement dated June 19, 2003 by and among InSight Health Corp., CDL Medical Technologies, Inc., Keith E. Loiselle and David J. Simile (filed herewith).

	99.1	Press Release dated August 4, 2003, announcing the completion of the acquisition (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2003

INSIGHT HEALTH SERVICES HOLDINGS CORP.

	By:	/S/ Brian G. Drazba
Brian G. Drazba
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Asset Purchase Agreement dated June 19, 2003 by and among InSight Health Corp., CDL Medical Technologies, Inc., Keith E. Loiselle and David J. Simile (filed herewith).

99.1	Press Release dated August 4, 2003, announcing the completion of the acquisition (filed herewith).